Report of Independent Accountants

To the Board of Directors and Shareholders of OCC Cash Reserves


In planning and performing our audit of the financial statements of the Primary
 Portfolio, Government Portfolio,
General Municipal Portfolio,
California Municipal Portfolio
 and New York Municipal
 Portfolio of OCC Cash Reserves
 (the Fund) for the year ended
 November 30, 2001, we considered
 its internal control, including
control activities for safeguarding
 securities, in order to
 determine our auditing procedures
for the purpose of expressing our
 opinion on the financial
statements and to comply with
 the requirements of Form
 N-SAR, not to provide assurance
on internal control.

The management of the Fund is
 responsible for establishing
 and maintaining internal
 control.  In fulfilling this
 responsibility, estimates
 and judgments by management
 are required to assess the
expected benefits and related
 costs of controls.
 Generally, controls
 that are relevant to
 an audit pertain to
the entitys objective
of preparing financial
 statements for external
purposes that are fairly
presented in conformity
with generally accepted
accounting principles.
 Those controls include
 the safeguarding of
 assets against
 unauthorized acquisition,
use or disposition.

Because of inherent
limitations in internal
 control, errors or
fraud may occur and
not be detected.  Also,
 projection of any
evaluation of internal
 control to future
 periods is subject
 to the risk that
 controls may
 become inadequate
 because of changes
 in conditions or
 that the effectiveness
 of their design and
 operation may
 deteriorate.

Our consideration of internal
 control would not necessarily
 disclose all matters in
internal control that might
 be material weaknesses under
 standards established by
the American Institute of
Certified Public Accountants.
  A material weakness is a
 condition in which the design
or operation of one or more of
 the internal control components
 does not reduce to a relatively
 low level the risk that
misstatements caused by error or
 fraud in amounts that
would be material in relation to
the financial statements
being audited may occur and
not be detected within a
 timely period by employees
 in the normal course of
 performing their assigned
functions.  However, we
 noted no matters involving
 internal control and its
 operation, including controls
 for safeguarding securities,
 that we consider to
be material weaknesses
 as defined above as of
November 30, 2001.

This report is intended solely
 for the information
and use of the Board of Directors,
management and the Securities
and Exchange Commission and
 is not intended to be and should
 not be used by anyone other
 than these specified parties.



PricewaterhouseCoopers LLP
New York, New York
January 11, 2002
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